UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

BRINX RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-102441 (Commission File Number)	98-0388682 (IRS Employer Identification No.)

820 Piedra Vista Road NE, Albuquerque, NM 87123

(Address of principal executive offices)(Zip Code)

(505) 250-9992

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 1, 2006, Brinks Resources Ltd, a Nevada corporation (“BNXR”), entered into an assignment and assumption agreement, (the “Agreement”) with Delta Oil and Gas Inc., a Nevada corporation (“Delta”), whereby BNXR assigned part of its working interest in the Ranken Energy Corporation Owl Creek Prospect to Delta. Under the terms of the Agreement, BNXR assigned 28.57% of its 70% working interest in the Owl Creek Prospect to Delta in exchange for lump sum cash payment of $300,000, due in full on or before July 1, 2006. As a result of the assignment, Delta now holds a 20% working interest in the Owl Creek Prospect and BNXR now holds a 50% working interest in the Owl Creek Prospect. Delta also assumed all of BNXR’s obligations arising in connection with the 20% working interest.

The Agreement is furnished herewith as Exhibit 10.1 and incorporated by reference herein.

Also on June 1, 2006, BNXR issued a press release announcing the above changes. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Assignment and Assumption Agreement dated June 1, 2006.
99.1	Press Release dated June 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINX RESOURCES LTD.
June 2, 2006	By: /s/ Leroy Halterman Leroy Halterman, President

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